Exhibit 3.4

                           CERTIFICATE OF AMENDMENT
                                    OF THE
                         CERTIFICATE OF INCORPORATION
                                OF ESPO'S INC.
              UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW


 The undersigned., being the President and Secretary of Espo's Inc. do hereby certify and set forth:

      (1)  The name of the corporation is Espo's Inc.

      (2) The certificate of incorporation of Espo's Inc was filed by the Department of State on the 29th day of November 1990.

      (3) Paragraph FOURTH of the certificate of incorporation of Espo's Inc., which sets forth the number of shares which the corporation is authorized to issue, is hereby amended to read as follows:

      FOURTH: The aggregate number of shares, which the corporation shall have authority to issue, is as follows:

      Twenty-Five Million (25,000,000) shares of Common Stock, each with a par value of One Cent ($0.01).

      One Million (1,000,000) share of Preferred Stock, each with a par value of One Cent ($0.01), with such designations, relative rights, preferences and limitations as may be fixed by the Board of Directors.

       (4) (a) This amendment to the certificate of incorporation of Espo's Inc. makes no change in the shares of common Stock.

           (b) This amendment to the certificate of incorporation of Espo's Inc. makes the following changes in the shares of Preferred Stock:

      Issued shares changed: Before this change no Preferred Stock was authorized and no Preferred Stock was issued.

      Issued shares resulting from such change: No shares of Preferred Stock have. been issued at this time.

      Unissued shares changed: Before this change no Preferred Stock was authorized.




 Certificate of Amendment to the Certificate of Incorporation
 Espo's Inc.
 Page 1

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 Unissued shares resulting from such change:

           Number:    One Million (1,000,000) shares
           Par Value: $0.01
           Class:     Preferred

      (5) This amendment to the Certificate of incorporation of Espo's Inc. was authorized by unanimous written consent of the board of directors followed by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

      IN WITNESS WHEREOF, the undersigned has executed and signed this certificate this 8th day of March, 2000.

                                     /s/
                                     President

                                     /s/
                                     Secretary



 Certificate of Amendment to the Certificate of Incorporation
 Espo's Inc.
 Page 2